Exhibit 10.4

PROMISSORY NOTE

(this “Note”)

Date: December 31st,2023

Borrower:	Ambitious Entertainment Inc of, Vancouver,British Columbia (the “Borrower”)

Lender:	Kirk Shaw. of, Vancouver, British Columbia (the “Lender”)

Principal Amount:	$255,087.67 USD

1.	FOR VALUE RECEIVED, The Borrower promises to pay to the Lender at such address as may be provided in writing to the Borrower, the principal sum of $255,087.67 USD with interest payable on the unpaid principal at the rate of 10.00 percent per annum, calculated yearly not in advance, beginning on January 1st, 2024.

2.	This Note will be repaid as following: when the company gets does a financing with 25% of any financing going towards loan repayment until it is all paid, or December 31st, 2026 in full.

3.	All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by the Lender in enforcing this Note as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower. In the case of the Borrower’s default and the acceleration of the amount due by the Lender all amounts outstanding under this Note will bear interest at the rate of 10.00 percent per annum from the date of demand until paid.

4.	If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

5.	This Note will be construed in accordance with and governed by the laws of British Columbia.

Promissory Note

6.	This Note will ensure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower and the Lender. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

7.	In the event the Company changes its business structure to a Corporation, it agrees to exchange this Promissory Note for a Convertible Promissory Note within 10 days.

Kirk Shaw

By:	/s/ Kirk Shaw
Name:	Kirk Shaw
Its:	President

Ambitious Entertainment Inc.

By:	/s/ Kirk Shaw
Name:	Kirk Shaw
Its:	President